UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 31, 2005

BF ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15932	94-3038456

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Bush Street, Suite 1250, San Francisco, California 94104

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (415) 989-6580

Not Applicable

(Former name or former address, if changed since last report)

ITEM 8.01. OTHER EVENTS

On March 31, 2005, BF Enterprises, Inc. (the “Company”) issued a press release announcing that its Board of Directors had unanimously approved a 1-for-4,000 reverse split of its common stock to be followed immediately by a 4,000-for-1 forward split of its common stock (the “Reverse/Forward Stock Split”). Holders of less than 4,000 shares of common stock prior to the Reverse/Forward Stock Split will receive cash presently estimated to be $8.88 per share. The anticipated result of the Reverse/Forward Stock Split will be to reduce the number of stockholders of record of the Company to fewer than 300. The Company intends to cease filing periodic reports with the Securities and Exchange Commission and to terminate the listing of its common stock on the Nasdaq National Market System. The Board of Directors has approved the Reverse/Forward Stock Split based, among other factors, on its determination that the Company achieves few of the benefits of public ownership because of a lack of an active trading market for its common stock while remaining burdened with the significant costs of being a publicly held company. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

          (c)   Exhibits.

Number	Exhibit

99.1	BF Enterprises, Inc. Press Release, dated March 31, 2005.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BF ENTERPRISES, INC.
By:	/s/ Brian P. Burns, Jr.
	Name:	Brian P. Burns, Jr.
	Title:	President

Dated: March 31, 2005

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EXHIBIT INDEX

Exhibit No.	Description

99.1	BF Enterprises, Inc. Press Release, dated March 31, 2005.

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